EXHIBIT 23.(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2003 relating to the consolidated financial statements of FleetBoston Financial Corporation, which appears in its Annual Report on Form 10-K for the year ended December 31, 2002.


/s/  PricewaterhouseCoopers LLP
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Boston, Massachusetts
January 30, 2004